Exhibit 99.1

Contact: Jane M. Elliott
770-829-8234 Voice
770-829-8267 Fax
For Immediate Release	investor.relations@globalpay.com

Global Payments Reports Fourth Quarter and Fiscal 2008 Earnings

ATLANTA, July 24, 2008 — Global Payments Inc. (NYSE: GPN) today announced results for its fourth quarter and fiscal year ended May 31, 2008. For the fourth quarter, revenues grew 23 percent to $343.8 million compared to $280.1 million in the prior year. Excluding the unfavorable impact of a non-recurring, non-cash foreign currency item and prior period restructuring and other charges, diluted earnings per share grew 21 percent to $0.52 compared to $0.43 in the prior year quarter.

For the fiscal year ended May 31, 2008, revenues grew 20 percent to $1,274.2 million compared to $1,061.5 million in the prior year. Excluding the favorable impact of a non-recurring, non-cash operating tax item, the unfavorable impact of a non-recurring, non-cash foreign currency item, and prior period restructuring and other charges, diluted earnings per share grew 12 percent to $1.98 from $1.77 in the prior year.

In accordance with GAAP, the current and prior fiscal year periods include restructuring and other charges, and the current fiscal year period includes the operating tax item and foreign currency item described above. These items are reflected in our GAAP diluted earnings per share amounts (see attached reconciliation schedule). For the three months and year ended May 31, 2008, GAAP diluted earnings per share were $0.50 and $2.01, respectively, compared to $0.40 and $1.75, respectively, in the prior year comparable periods.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “Our merchant services segment delivered solid financial results for the fourth quarter and fiscal year 2008. We continue to successfully pursue our ongoing strategy of expanding our existing sales channels, increasing our international presence, and investing in our technology and people. We are also delighted to be joining forces once more with HSBC Bank plc in a merchant services joint venture in the U.K. Lastly, our money transfer segment rebounded to strong growth in the fourth quarter, as expected.”

—More—

GPN Reports Fourth Quarter Earnings

July 24, 2008

“For our fiscal 2009, we are providing annual revenue guidance of $1,620 million to $1,675 million. This revenue guidance reflects an expected 27 percent to 31 percent growth versus $1,274.2 million in fiscal 2008. In addition, we are providing annual diluted earnings per share guidance of $2.20 to $2.30, or 11 percent to 16 percent growth versus $1.98 in fiscal 20081. Our fiscal 2009 guidance excludes the impact of future significant acquisitions and restructuring and other charges,” said Garcia.

Conference Call

Global Payments will hold a conference call today, July 24, 2008 at 5:00 p.m. ET to discuss financial results and business highlights. The conference call may be accessed by calling 1-888-221-9554 (U.S. and Canada) or 1-913-312-0963 (outside U.S. and Canada) and using a pass code of “GPN” for both numbers, or via Web cast at www.globalpaymentsinc.com. A replay of the call will be available on the Global Payments Web site through August 7, 2008.

1 Fiscal 2008 diluted earnings per share was $2.01 on a GAAP basis, which includes restructuring and other charges, a favorable operating tax item, and an unfavorable foreign currency item (see attached reconciliation schedule).

—More—

GPN Reports Fourth Quarter Earnings

July 24, 2008

Global Payments Inc. (NYSE: GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe and the Asia-Pacific. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the U.S. and Europe to destinations in Latin America, Morocco and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

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This announcement and comments made by Global Payments’ management during the conference call contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: foreign currency risks which become increasingly relevant as we expand internationally, development difficulties, the effect of economic conditions and consumer spending, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended May 31,
	2008	2007

Revenues	$343,832	$280,100

Operating expenses:
Cost of service	125,129	107,326
Sales, general and administrative	151,918	118,620
Restructuring and other	—	3,088

	277,047	229,034

Operating income	66,785	51,066

Other income (expense):
Interest and other income	3,567	4,654
Interest and other expense	(2,827)	(2,166)

	740	2,488

Income before income taxes and minority interest	67,525	53,554
Provision for income taxes	(26,517)	(17,687)
Minority interest, net of tax benefit (provision) of $770 and $(1,139), respectively	(197)	(2,689)

Net income	$40,811	$33,178

Earnings per share:
Basic	$0.51	$0.41

Diluted	$0.50	$0.40

Weighted average shares outstanding:
Basic	79,316	80,617
Diluted	80,846	82,015

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Year Ended May 31,
	2008	2007

Revenues	$1,274,229	$1,061,523

Operating expenses:
Cost of service	475,612	414,837
Sales, general and administrative	545,941	425,509
Restructuring and other	1,317	3,088

	1,022,870	843,434

Operating income	251,359	218,089

Other income (expense):
Interest and other income	18,210	16,706
Interest and other expense	(8,166)	(8,464)

	10,044	8,242

Income before income taxes and minority interest	261,403	226,331
Provision for income taxes	(90,588)	(73,436)
Minority interest, net of tax benefit (provision) of $700 and $(696), respectively	(8,061)	(9,910)

Net income	$162,754	$142,985

Earnings per share:
Basic	$2.05	$1.78

Diluted	$2.01	$1.75

Weighted average shares outstanding:
Basic	79,518	80,229
Diluted	80,979	81,822

CONSOLIDATED CONDENSED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	May 31, 2008	May 31, 2007
	(Unaudited)
Assets
Cash and cash equivalents	$456,060	$308,872
Accounts receivable, net	100,179	76,168
Claims receivable, net	1,354	2,187
Settlement processing assets	24,280	32,853
Other current assets	35,537	24,349

Current assets	617,410	444,429

Property and equipment, net	141,415	118,495
Goodwill	497,136	451,244
Other intangible assets, net	175,636	175,620
Other assets	14,310	10,841

Total assets	$1,445,907	$1,200,629

Liabilities and Shareholders’ Equity
Lines of credit	$1,527	$—
Settlement processing obligations	56,731	20,617
Payable to money transfer beneficiaries	9,276	6,589
Accounts payable and other accrued liabilities	150,218	115,671

Current liabilities	217,752	142,877

Other long-term liabilities	86,613	85,043

Total liabilities	304,365	227,920

Minority interest in equity of subsidiaries	14,724	14,933
Shareholders’ equity	1,126,818	957,776

Total liabilities and shareholders’ equity	$1,445,907	$1,200,629

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Year Ended May 31,
	2008	2007
Cash flows from operating activities:
Net income	$162,754	$142,985
Non-cash items
Restructuring and other charges	—	1,145
Depreciation and amortization	44,034	40,365
Minority interest in earnings	8,762	9,214
Other, net	38,558	36,227
Changes in working capital, which provided (used) cash Settlement processing assets and obligations, net	38,311	(13,937)
Other, net	(20,005)	(24,867)

Net cash provided by operating activities	272,414	191,132

Cash flows from investing activities:
Capital expenditures	(44,974)	(35,374)
Business and intangible asset acquisitions	(18,247)	(81,261)

Net cash used in investing activities	(63,221)	(116,635)

Cash flows from financing activities:
Net borrowings on lines of credit	1,527	—
Principal payments under capital leases	—	(746)
Repurchase of common stock	(87,020)	—
Net proceeds under share-based compensation plans and dividends	18,579	20,385
Distributions to minority interests, net	(9,459)	(8,753)

Net cash (used in) provided by financing activities	(76,373)	10,886

Effect of exchange rate changes on cash	14,368	5,014

Increase in cash and cash equivalents	147,188	90,397
Cash and cash equivalents, beginning of period	308,872	218,475

Cash and cash equivalents, end of period	$456,060	$308,872

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring and Other Items from Normalized Results

(In thousands, except per share data)

Three Months Ended May 31,	2008			2007
	Normalized	Other[1]	GAAP	Normalized	Restructuring and Other[2]	GAAP
Revenues	$343,832	$—	$343,832	$280,100	$—	$280,100

Operating expenses:
Cost of service	125,129	—	125,129	107,326	—	107,326
Sales, general and administrative	151,918	—	151,918	118,620	—	118,620
Restructuring and other	—	—	—	—	3,088	3,088

	277,047	—	277,047	225,946	3,088	229,034

Operating income	66,785	—	66,785	54,154	(3,088)	51,066

Other income/(expense):
Interest and other income	3,567	—	3,567	4,654	—	4,654
Interest and other expense	(1,157)	(1,670)	(2,827)	(2,166)	—	(2,166)

	2,410	(1,670)	740	2,488	—	2,488

Income before income taxes	69,195	(1,670)	67,525	56,642	(3,088)	53,554
Provision for income taxes	(26,868)	351	(26,517)	(18,689)	1,002	(17,687)
Minority interest, net of tax benefit (provision) of $770 and $(1,139), respectively	(197)	—	(197)	(2,689)	—	(2,689)

Net income	$42,130	$(1,319)	$40,811	$35,264	$(2,086)	$33,178

Diluted shares	80,846	—	80,846	82,015	—	82,015
Diluted earnings per share	$0.52	$(0.02)	$0.50	$0.43	$(0.03)	$0.40

1Reflects the impact of a non-recurring, non-cash, foreign currency accounting loss relating to one of our United States dollar cash accounts held by a foreign subsidiary whose functional currency is their local currency. No economic loss occurred relating to this item. Also reflects the related income tax benefit.

2Restructuring and other charges consist of employee termination benefits, facility closure costs, and fixed asset abandonment relating to various restructuring initiatives. Also reflects the related income tax benefit using the company’s effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring and Other Items from Normalized Results

(In thousands, except per share data)

Year Ended May 31,	2008				2007
	Normalized	Restructuring[1]	Other[2]	GAAP	Normalized	Restructuring and Other[1]	GAAP
Revenues	$1,274,229	$—	$—	$1,274,229	$1,061,523	$—	$1,061,523

Operating expenses:
Cost of service	475,612	—	—	475,612	414,837	—	414,837
Sales, general and admin.	552,989	—	(7,048)	545,941	425,509	—	425,509
Restructuring and other	—	1,317	—	1,317	—	3,088	3,088

	1,028,601	1,317	(7,048)	1,022,870	840,346	3,088	843,434

Operating income	245,628	(1,317)	7,048	251,359	221,177	(3,088)	218,089

Other income/(expense):
Interest and other income	18,210	—	—	18,210	16,706	—	16,706
Interest and other expense	(6,496)	—	(1,670)	(8,166)	(8,464)	—	(8,464)

	11,714	—	(1,670)	10,044	8,242	—	8,242

Income before income taxes	257,342	(1,317)	5,378	261,403	229,419	(3,088)	226,331
Provision for income taxes	(89,059)	449	(1,978)	(90,588)	(74,438)	1,002	(73,436)
Minority interest, net of tax benefit (provision) of $700 and $(696), respectively	(8,061)	—	—	(8,061)	(9,910)	—	(9,910)

Net income	$160,222	$(868)	$3,400	$162,754	$145,071	$(2,086)	$142,985

Diluted shares	80,979	—	—	80,979	81,822	—	81,822
Diluted earnings per share[3]	$1.98	$(0.01)	$0.04	$2.01	$1.77	$(0.03)	$1.75

1Restructuring charges in the current period consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit using the company’s effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest. Restructuring and other charges in the prior period consist of employee termination benefits, facility closure costs, and fixed asset abandonment relating to various restructuring initiatives. Also reflects the related income tax benefit using the company’s effective tax rate, as described above.

2Reflects the favorable impact of a non-recurring, non-cash operating tax item included in sales, general and administrative expenses. We define operating taxes as those that are unrelated to income taxes, such as sales and property taxes. During the nine months ended February 29, 2008, we determined that a contingent liability relating to an operating tax item was no longer deemed probable. As such, we released the related liability. Also reflects the related income tax benefit of this operating tax item using the company’s effective tax rate, which is defined as the provision for income taxes divided by income before income taxes and minority interest. Also includes the impact of a non-recurring, non-cash, foreign currency accounting loss relating to one of our United States dollar cash accounts held by a foreign subsidiary whose functional currency is their local currency. No economic loss occurred relating to this item, which is reflected above in interest and other expense. Also reflects the related income tax benefit of this foreign currency item.

3Amounts do not add across the columns due to rounding for the year ended May 31, 2007.

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended May 31,
	2008	2007

Revenues
Domestic direct	$182,356	$154,166
Canada	73,544	54,256
Asia-Pacific	18,900	13,377
Central and Eastern Europe	17,413	12,457
Domestic indirect and other	11,256	11,695

Merchant services	303,469	245,951

Domestic	33,016	29,323
Europe	7,347	4,826

Money transfer	40,363	34,149

Total revenues	$343,832	$280,100

Operating income
Merchant services	$73,714	$63,395
Money transfer	7,518	3,481
Corporate	(14,447)	(12,722)
Restructuring and other	—	(3,088)

Operating income	$66,785	$51,066

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Year Ended May 31,
	2008	2007

Revenues
Domestic direct	$687,065	$558,026
Canada	267,249	224,570
Asia-Pacific	72,367	48,449
Central and Eastern Europe	59,778	51,224
Domestic indirect and other	44,150	46,873

Merchant services	1,130,609	929,142

Domestic	119,019	115,416
Europe	24,601	16,965

Money transfer	143,620	132,381

Total revenues	$1,274,229	$1,061,523

Operating income
Merchant services[1]	$293,030	$259,670
Money transfer	13,635	14,476
Corporate	(53,989)	(52,969)
Restructuring and other	(1,317)	(3,088)

Operating income	$251,359	$218,089

1Includes the favorable impact of a non-recurring, non-cash operating tax item of $7.0 million in the year ended May 31, 2008.